UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2011

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 "Results of Operations and Financial Condition." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 10, 2011, Independence Holding Company issued a news release announcing its 2011 Second-Quarter and Six-Months Results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated August 10, 2011: Independence Holding Company Announces 2011Second-Quarter and Six-Months Results.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	August 12, 2011

INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2011 SECOND-QUARTER AND SIX-MONTH RESULTS

Stamford, Connecticut, August 10, 2011. Independence Holding Company (NYSE: IHC) today reported 2011 second-quarter and six-month results.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

Net income per share from continuing operations attributable to IHC was $.19 per share, diluted, or $3,040,000, for the three months ended June 30, 2011 compared to $.11 per share, diluted, or $1,753,000, for the three months ended June 30, 2010. Revenues were $105,525,000 for the three months ended June 30, 2011, compared to revenues for the three months ended June 30, 2010 of $106,431,000.

Net income per share from continuing operations attributable to IHC was $.40 per share, diluted, or $6,224,000, for the six months ended June 30, 2011 compared to $1.16 per share, diluted, or $17,914,000, for the six months ended June 30, 2010. As a result of acquiring a controlling interest in American Independence Corp. (AMIC) in March 2010, IHC recorded a gain of $16,733,000, net of $11,097,000 of taxes, ($1.09 per share) on its investment in AMIC in the first quarter of 2010. Excluding the gain on AMIC, revenues increased 8% to $209,844,000 for the six months ended June 30, 2011.

IHC reported operating income1 per share of $.12 per share, diluted, or $1,944,000, for the three months ended June 30, 2011, compared to $.09 per share, diluted, or $1,395,000, for the three months ended June 30, 2010. IHC reported operating income per share of $.35 per share, diluted, or $5,452,000 for the six months ended June 30, 2011, compared to $.11 per share, diluted, or $1,625,000 for the six months ended June 30, 2010.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We are pleased that our operating income has improved significantly from the comparable period in 2010. The Company’s financial condition remains very strong as our book value per share increased to $15.58 per share at June 30, 2011 as compared to $15.14 at December 31, 2010, and stockholders’ equity at June 30, 2011 reached an all-time high of $247 million.”

Mr. Thung continued, “The consolidation of our owned MGUs into one functional unit that we have branded as IHC Risk Solutions (“IHCRS”) has significantly enhanced our ability to efficiently deliver medical stop-loss on a direct basis.  The restructuring of this operation has provided us with a more controlled platform, which is beginning to deliver both improved underwriting results and increased production.  As previously reported to you, on business written this year, IHCRS has achieved rate increases of almost 20%, and we expect that this will yield improved profitability results beginning next year. Early indications are supportive.  Based on our confidence in our enhanced operating controls, early indications of improved results, and increased capital base, we have terminated our remaining external quota share reinsurance as of January 1, 2012 and will retain all of this risk on IHCRS’ business, which is consistent with our repositioning in the market as a direct writer.  We are also pleased with the continuing profitability of the fully insured segment, and that our overall investment portfolio continues to be strong.  Its quality is very high (rated, on average, AA) and has a duration of approximately 5 years. As a result of the current interest rate environment, IHC continues to experience pressure on its investment income due to low yields (4.3% for the first half of 2011) and the short duration of our fixed maturities. Our overall investment portfolio has not been adversely impacted by the recent turmoil in the markets.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is income from continuing operations net of income or losses attributable to non-controlling interests and excluding net realized gains or losses, other-than-temporary impairment losses and gain on bargain purchase, net of applicable income taxes; and (ii) Operating income per share is operating income (loss) on a per share basis.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding realized gains or losses, net of taxes, that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” schedule below.

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company) and its managing general underwriters, third-party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, small group major medical, short-term medical, major medical for individuals and families, limited medical, group long and short-term disability and life, dental, vision and managed health care products. Madison Life sells group life and disability, medical stop-loss, small group major medical, major medical for individuals and families, short-term medical, dental, vision, and individual life insurance. Independence American offers medical stop-loss, small group major medical, short-term medical, and major medical for individuals and families. IHC owns certain subsidiaries through its majority ownership of American Independence Corp. (NASDAQ: AMIC), which is a holding company principally engaged in the insurance and reinsurance business.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY

SECOND QUARTER REPORT2

June 30, 2011

(In Thousands, Except Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011		2010	2011	2010
REVENUES
Premiums earned	$84,001		$84,614	$169,874	$155,498
Net investment income	9,633		10,131	19,749	19,502
Fee income	8,328		9,681	15,705	17,241
Net realized investment gains	1,883		1,634	1,681	1,983
Total other-than-temporary impairment losses	(165)		(1,039)	(468)	(2,665)
Equity income from AMIC	-		-	-	280
Gain on bargain purchase of AMIC	-		-	-	27,830
Other income	1,845		1,410	3,303	3,112
	105,525		106,431	209,844	222,781
EXPENSES
Insurance benefits, claims and reserves	62,157		64,679	126,406	121,507
Selling, general and administrative expenses	36,331		36,390	72,317	67,825
Amortization of deferred acquisition costs	1,758		1,720	3,449	3,038
Interest expense on debt	460		477	917	948
	100,706		103,266	203,089	193,318
Income from continuing operations
before income taxes	4,819	3,165	3,165	6,755	29,463
Income taxes (benefits)	1,355		847	(509)	10,768

Income from continuing operations	3,464		2,318	7,264	18,695

Discontinued operations:
Loss from discontinued operations	-		(55)	-	(182)

Net Income	3,464		2,263	7,264	18,513
Less income from noncontrolling interests in
subsidiaries	(424)	(565)	(565)	(1,040)	(781)

NET INCOME ATTRIBUTABLE TO IHC	$3,040		$1,698	$6,224	$17,732

Basic income per common share:
Income from continuing operations	$.19		$.11	$.40	$1.17
Loss from discontinued operations	-		-	-	(.01)
Basic income per common share	$.19		$.11	$.40	$1.16

WEIGHTED AVERAGE SHARES OUTSTANDING	15,835		15,266	15,658	15,303

Diluted income per common share:
Income from continuing operations	$.19		$.11	$.40	$1.17
Loss from discontinued operations	-		-	-	(.01)
Diluted income per common share	$.19		$.11	$.40	$1.16

WEIGHTED AVERAGE DILUTED SHARES
OUTSTANDING	15,848		15,268	15,667	15,306

As of August 5, 2011, there were 15,833,215 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011		2010	2011	2010

Income from continuing operations	$3,464		$2,318	$7,264	$18,695

Income from noncontrolling interest in
subsidiaries	(424)	(565)	(565)	(1,040)	(781)
Realized gains, net of taxes	(1,201)		(1,028)	(1,073)	(1,271)
Other-than temporary impairment losses, net of taxes	105		670	301	1,715
Gain on bargain purchase of AMIC, net of taxes	-		-	-	(16,733)

Operating income from continuing operations	$1,944		$1,395	$5,452	$1,625

Non - GAAP basic income per common share:
Operating income from continuing operations	$.12		$.09	$.35	$.11

Non - GAAP diluted income per common share:
Operating income from continuing operations	$.12		$.09	$.35	$.11

Included in the realized gains, net of taxes, above are IHC’s proportionate share of AMIC’s realized gains (losses) net of taxes. The other-than-temporary-impairment losses are primarily due to the write down in value of certain Alt-A mortgage fixed maturities.

Footnotes

1 Operating income is a non-GAAP measure representing income from continuing operations net of (income) losses attributable to non-controlling interests and excluding net realized investment gains (losses), other-than-temporary impairment losses and gain on bargain purchase of AMIC, net of applicable income tax. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of income from continuing operations to operating income is included in this press release.

2 IHC applied business acquisition accounting and consolidated the financial results of AMIC as of March 5, 2010, resulting in a 2010 consolidated statement of income which consolidates approximately four months of AMIC results and reflects the equity method of accounting for the first two months of 2010.